Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Opower, Inc. for the quarterly period ended June 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Daniel Yates, as Chief Executive Officer of Opower, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Opower, Inc.

Date: August 13, 2015	By:	/s/ Daniel Yates
Daniel Yates
Chief Executive Officer (Principal Executive Officer)

In connection with the Quarterly Report on Form 10-Q of Opower, Inc. for the quarterly period ended June 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Thomas G. Kramer, as Chief Financial Officer of Opower, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Opower, Inc.

Date: August 13, 2015	By:	/s/ Thomas G. Kramer
Thomas G. Kramer
Chief Financial Officer (Principal Financial Officer)